Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Registration Statement on Form F-3 (Registration No. 333-116232) of Prana Biotechnology Limited (the “Company”) of our report dated September 25, 2008 relating to the Company’s consolidated financial statements as of June 30, 2008 and 2007 and for each of the two years in the period ended June 30, 2008, which appear in this Form 20-F.

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Melbourne, Victoria, Australia
September 25, 2008